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                  EMPLOYMENT, RETENTION AND SEVERANCE AGREEMENT

      Agreement made this 13th day of November, 2002, by and between Robotic Vision Systems, Inc., a Delaware corporation with a principal place of business at 5 Shawmut Road, Canton, MA 02021 (the "Company") and Earl Rideout, an individual residing at 5 Christina Dr. Wayland, MA 01778 (the "Employee").

      WHEREAS, the Employee is employed in a senior management or technical capacity in the Company's Semiconductor Equipment Group ("SEG") business; and

      WHEREAS, the Company is in the process of marketing the SEG business for sale to an acquirer; and

      WHEREAS, the Company desires the Employee to remain in the employ of the Company and to use his/her best efforts to effect a sale of the SEG business on the best terms available; and

      WHEREAS, both parties desire to set forth the terms and conditions relative to the Employee's continued employment by the Company during the pendency of marketing activities relative to the SEG business.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Employment. The Company agrees to employ the Employee on a full-time basis, subject to the terms and conditions set forth herein, and the Employee agrees to accept such full-time employment upon said terms and conditions. The Employee's employment shall be subject to the standard terms and conditions and policies applicable to all employees of the Company, as such terms and policies may exist from time to time.

      2. Term. The term of employment under this Agreement (the "Term") shall commence on the date hereof and shall continue as to Sections 7, 8 and 9 hereof for a period of one year or such earlier date as is 1 month after consummation of the sale of the SEG business, and as to the other Sections of this Agreement, the term shall be indefinite, subject to mutual agreement between the Employee and the Company. For purposes of this Agreement, the Company's Board of Directors shall determine when the sale of the SEG business has been consummated.

      3. Duties. The Employee shall serve the Company in such management or technical capacity or capacities, and with such duties as shall be designated by the Company from time to time, subject to and under the supervision of the Company's Chief Executive Officer.


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      4. Compensation. The Company shall pay the Employee a Base Salary at the same rate as currently paid such Employee, provided that such rate may be adjusted from time to time by the Company in its discretion. The Employee shall be accorded such benefits as are customarily enjoyed by similarly situated employees of the Company. The Company may, from time to time, in its discretion, grant stock options or other equity compensation to the Employee.

      5. Non-Competition; Non-Solicitation.

      (a) Non-Compete. The Employee acknowledges that he/she has gained or will gain extensive and valuable experience and knowledge in the business conducted by the Company and has had or will have extensive contacts with the customers, suppliers, investors, and/or consultants of the Company. The Employee recognizes that it is critical to the ongoing success of the Company that it preserve its goodwill and protect its proprietary rights and its other important business interests.

Accordingly, the Employee agrees that he/she will not, while employed by the Company during the Term hereof and for a period of one year thereafter directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, agent, partner or otherwise) or have an ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business engaged in competition with the Company, any of its affiliates, its parent or subsidiaries in the business of design, manufacture or sale of machine vision hardware or software (including without limitation hardware and software used in inspection equipment and specialty lighting and high-performance optics used in machine vision applications), automatic identification hardware or software (including without limitation direct part marking and biometric identification products), or in the development of technology for such businesses. It is agreed that ownership of no more than 1.0% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision. In recognition of the fact that the Company's business is global, the territory to which the restrictions contained in this Section 5(a) apply shall be worldwide.

The Company may waive the foregoing restrictions or their application in any particular circumstance and may condition any such waiver upon receipt of assurances satisfactory to the Company, from the Employee and/or others, that the Employee's proposed activity will not adversely affect the Company's goodwill, proprietary rights or other important business interests.

      (b) Non-Solicitation. While actively employed by the Company during the Term hereof and for a period of one year thereafter, the Employee agrees that he/she shall not solicit any persons or companies who were customers, suppliers or business patronage of the Company or its affiliates, parent, or subsidiaries during the Term or prior thereto, if such solicitation is for the purpose of, or results in, competition with the Company, any of its affiliates, its parent or subsidiaries; nor will he/she solicit for any purpose the employment of any employees of the Company, any of its affiliates, its parent or


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subsidiaries while actively employed by the Company during the Term hereof and for a period of one year thereafter.

      (c) Confidential Information. The Employee acknowledges that he/she may receive, or contribute to the production of, Confidential Information. For purposes of this Agreement, the Employee agrees that "Confidential Information" shall mean information or material proprietary to the Company, its affiliates, its parent, or any of its direct or indirect subsidiaries, or designated as Confidential Information by such entities and not generally known by personnel not employed by or affiliated with one or more of such entities, which the Employee develops or of or to which the Employee may obtain knowledge or access through or as a result of his/her relationship with the Company, its affiliates, its parent or any of its direct or indirect subsidiaries (including information conceived, originated, discovered or developed in whole or in part by the Employee). Confidential Information also includes but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing) related to the Company's business, or that of its affiliates, its parent or any of its direct or indirect subsidiaries: discoveries, inventions, ideas, concepts, research, development, processes, procedures, know-how, formulae, techniques, technical data, strategies, plans, business methods of operation, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which the Company, its affiliates, its parent, or any of its direct or indirect subsidiaries treats as proprietary or confidential, or designates as Confidential Information, whether or not owned by or developed by the Company, its affiliates, its parent or any of its direct or indirect subsidiaries. The Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily accessible by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time the Employee first learns of such information, or generic information or knowledge which the Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. The Employee further agrees:

      That all notes, memoranda, electronic storage, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to the Company, and the Employee agrees to turn over all copies of such materials in the Employee's control to the Company upon request and upon termination of the Employee's employment with the Company.

      That while employed by the Company and indefinitely after termination of employment for any reason, the Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for the Company.

      That any idea in whole or in part conceived of or made by the Employee during the Term of his/her employment with the Company which relates directly or indirectly to the Company's current or planned line of business and is made through the use of any of the Confidential Information or any of the Company's equipment, facilities, trade secrets


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or time, or which results from any work performed by the Employee for the
Company, shall belong exclusively to the Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. The Employee hereby assigns and agrees to assign to the Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. The Employee shall acknowledge and deliver to the Company, without charge to the Company (but at its expense) such written instruments and shall perform such other acts, including giving testimony in support of the Employee's authorship or inventorship, as the case may be, necessary in the opinion of the Company to obtain patents or copyrights or to otherwise protect or vest in the Company the entire rights and title in and to the Confidential Information. If disclosure of any Confidential Information is requested or required by judicial or governmental order, the Employee shall promptly notify the Company of receipt of the judicial or governmental order and shall take reasonable steps to assist the Company in contesting such order and/or in protecting the Company's rights prior to disclosure.

      (e) Injunctions. It is agreed that the restrictions contained in this
Section 5 are reasonable, but it is recognized that damages in the event of the breach of any of the restrictions will be difficult or impossible to ascertain; and, therefore, the Employee agrees, that, in addition to, and without limiting any other right or remedy the Company may have, the Company shall have the right to an injunction against the Employee issued by a court of competent jurisdiction enjoining any such breach.

      (f) Part of Consideration. The Employee also agrees, acknowledges, covenants, represents and warrants that he/she is fully and completely aware that, and further understands that, the foregoing restrictive covenants are an essential part of the consideration for the Company entering into this Agreement and that the Company is entering into this Agreement in full reliance on these acknowledgements, covenants, representations and warranties.

      (g) Time and Territory Reduction. If the period of time or territory described above are held to be in any respect an unreasonable restriction, it is agreed that the court so holding may reduce the territory to which the restriction pertains or the period to time during which it applies or may reduce both such territory and such period, to the minimum extent necessary to render such provision enforceable.

      (h) Survival. The obligations described in this Section 5 shall survive any termination of this Agreement, or any termination of the employment relationship created hereunder.

      6. Termination. Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate the Employee's employment, with or without cause, at any time. For purposes of this Agreement, the Company shall have "cause" to terminate the Employee in the event of: (a) the willful and continued failure by the Employee to substantially perform his/her duties; (b) the permanent physical or mental incapacity of the Employee; (c) the commission by the Employee of any act of fraud or


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misrepresentation, or embezzlement relating to the property of the Company and/or the services to be provided by the Employee; or (d) the Employee's unauthorized disclosure or use of proprietary or confidential information of the Company or the Employee's engaging in competition with the Company.

      7. Retention Bonus. The Company agrees that, so long as the Employee remains employed by the Company through the consummation of a sale of the SEG business, the Company will pay to the Employee, within 30 days after consummation of the sale of the SEG business, as additional compensation, the sum of $137,500.00, minus applicable withholdings for federal, state, local, FICA and Medicare taxes. In addition, within thirty days after consummation of the sale of the SEG business, the Company will pay the Employee the deferred amount of his base salary, minus applicable withholdings. The deferred amount to date consists of $50,000 per annum from June 1, 2000 forward.

      8. Employment with Acquirer. The Company agrees that it will endeavor, as part of its negotiations with a prospective acquirer, to have the acquirer agree to employ the Employee for a minimum of twelve months following consummation of the sale of the SEG business at a rate of compensation and benefits that, in the aggregate, has an annualized value of at least ninety (90%) percent of the aggregate annualized value of the compensation and benefits of the Employee immediately prior to the sale of the SEG business (excluding any retention or other extraordinary bonus). In the event (a) the acquirer offers to employ the Employee for a minimum of twelve months after consummation of the sale of the SEG business at a rate of compensation and benefits that, in the aggregate, has an annualized value of at least ninety (90%) percent of the aggregate annualized value of the compensation and benefits of the Employee immediately prior to the sale of the SEG business (excluding any retention or other extraordinary bonus) or (b) the Employee accepts employment or a consulting position with the acquirer to perform work on behalf of the acquirer after the date of consummation of the sale of the SEG business, the Employee's formal termination of employment with the Company in connection with the sale of the SEG business shall not be deemed to be a termination by the Company without cause under this Agreement.

      9. Assumption of Agreement by Acquirer. The Company agrees that it will endeavor, as part of its negotiations with a prospective acquirer, to have the acquirer agree to assume all of the obligations of the Company hereunder. To the extent that the acquirer does so assume the obligations of the Company under this Agreement, the Company shall have no further obligation to the Employee under this Agreement. If the Employee accepts employment with the acquirer and the acquirer does not agree to a minimum of twelve months of employment for the Employee after consummation of the sale of the SEG business, the Company agrees that it will continue its severance commitment to the Employee for a period of one year after consummation of the sale of the SEG business. Therefore, in the event that the Employee's employment is terminated by the acquirer within said year, the Company will pay, on the same schedule described in Section 10 hereof, the difference between the benefits set forth in Section 10 and the severance benefits provided by the acquirer, if any. In such event, the Company may


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substitute payment of the costs of the Employee for continuing coverage (through
COBRA, for example) for actually providing the benefits in paragraph (b) of
Section 10.

      10. Employee's Rights upon Termination of Employment. In the event of the Company's termination of the Employee's employment without cause, and so long as the Employee has not breached any obligation of the Employee under Section 5 hereof, the Company shall continue to pay to the Employee and provide for the benefit of the Employee certain items of compensation, as set forth below, for a maximum period equal to 12 months or until such earlier time as the Employee commences a new employment position, as described below.

      Items of compensation: (a) Base Salary at the rate in effect as of the date of termination (minus applicable withholdings); (b) health insurance, life insurance, and disability insurance as in effect as of the date of termination (including the Employee contributing the same share of the cost thereof); and
(c) outplacement services.

In addition, the Employee shall be entitled to receive benefits due him/her under or contributed by the Company on his/her behalf pursuant to any retirement, incentive, profit sharing, bonus or other employee benefit plan maintained by the Company on the Employee's behalf, to the extent such benefits are due and payable under the applicable plan. The payments to be made by the Company to the Employee pursuant to the provisions of paragraph (a) of this
Section 10 shall be made on whatever the then customary payment schedule is for compensation of management employees of the Company (e.g. monthly, bi-weekly, or the like). In the event the Employee secures a new employment position during the period of the Company's continuing payment of compensation to him/her, the Employee shall promptly notify the Company of the commencement of the new employment position and upon commencement of such new employment position, the Company's obligations to continue payments hereunder shall cease. A new employment position shall include, without limitation, enaging in business activity on a full-time equivalent basis as an employee, consultant, director, proprietor, agent, partner or otherwise.

      No benefits shall be payable under this Section 10 in the event the Employee's employment is terminated by the Employee or as a result of the death of the Employee.

      11. Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the substantive law of the Commonwealth of Massachusetts, without giving effect to its conflicts of law principles. The parties agree that any litigation pertaining to this Agreement shall be maintained exclusively in the courts of general jurisdiction located in Massachusetts, and each party agrees to submit to the jurisdiction and venue of any such court. Notwithstanding the foregoing, the Company shall be entitled to file litigation against the Employee in any jurisdiction where the Company deems it necessary or advisable to do so in order to enforce the provisions of Section 5 hereof.


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      12. Construction. The language in all parts of the Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendment thereof.

      13. Nondelegability of the Employee's Right and Assignment Rights of the Company. The obligations, rights and benefits of the Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. This Agreement may be assigned by the Company to any affiliate of the Company and/or to any acquirer of the SEG business. Any successor to the Company, whether by assignment of this Agreement or by acquisition of all the outstanding capital stock of the Company, shall be considered the Company for purposes of this Agreement.

      14. Severability. If any term or provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable for any reason, this Agreement shall remain in full force and effect, and the parties will request the court to (a) modify the invalid of unenforceable provision to the minimum extent necessary to make it valid and enforceable, or (b) if the court determines that such a modification is not possible, interpret this agreement as if such invalid or unenforceable provisions were not a part hereof.

      15. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly given, upon receipt, if either personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized overnight courier service, addressed to the parties as follows:

If to the Company:         Robotic Vision Systems, Inc.
                           5 Shawmut Road
                           Canton, MA 02021
                           Attn.: CFO

With a copy to:            Ira I. Roxland, Esquire
                           Sonnenschein Nath  & Rosenthal
                           1221 Avenue of the Americas, 24th Floor
                           New York, NY 10020-1089

If to the Employee:        Earl Rideout
                           5 Christina Dr.
                           Wayland, MA  01778


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or to such other addresses either party may provide to the other in accordance with this Section.

      16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (i.e. the Employee's employment by and rights upon termination of employment from the Company) and supercedes all prior or contemporaneous employment agreements and understandings or agreements in regard to the Employee's employment or termination of employment, except that all stock option agreements and restricted stock agreements executed separately survive independently and are not considered for purposes of this Agreement to be an agreement or understanding in regard to the Employee's employment. No modification or addition to this Agreement shall be valid unless in writing, specifically referring to this Agreement and signed by both parties hereto. No waiver of any rights under this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. A waiver of any term or condition contained in this Agreement shall not be deemed or construed as a further or continuing waiver of such term or condition, unless the waiver specifically provides otherwise.

      IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

                                         Robotic Vision Systems, Inc.



-------------------------------          -------------------------------
Witness                                  Its
                                         Duly Authorized


                                         Employee


                                          /s/ Earl Rideout
-------------------------------          -------------------------------
Witness                                  Earl Rideout



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